                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2
                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
           (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31
                                                          ---------------------------------------
                                                             1994          1993          1992
                                                          -----------   -----------   -----------
PRIMARY
Average shares outstanding..............................  128,611,404   128,587,823   128,557,808
Dilutive stock options based on the treasury stock
  method using average market price.....................      195,752       153,081       260,641
                                                          -----------   -----------   -----------
                                                          128,807,156   128,740,904   128,818,449
                                                          ===========   ===========   ===========
Income (loss) from continuing operations................     $126,238      $ 51,669     $ (18,369)
Discontinued operations:
  Income from discontinued operations, net of income
     taxes..............................................       59,111       133,788        75,144
  Gain on sale of discontinued operations, net of income
     taxes..............................................                    131,702
Extraordinary loss on early retirement of debt, net of
  income taxes..........................................      (12,232)
Cumulative effect of changes in accounting principles:
  Postretirement benefits...............................                                 (133,376)
  Income taxes..........................................                                   10,000
                                                          -----------   -----------   -----------
Net income (loss).......................................     $173,117      $317,159     $ (66,601)
                                                          ===========   ===========   ===========
Earnings (loss) per share:
  Continuing operations.................................    $     .98     $     .40    $     (.14)
  Discontinued operations:
     Income from operations.............................          .46          1.04           .58
     Gain on sale.......................................                       1.02
  Extraordinary loss....................................         (.09)
  Cumulative effect of changes in accounting principles:
     Postretirement benefits............................                                    (1.04)
     Income taxes.......................................                                      .08
                                                          -----------   -----------   -----------
Earnings (loss) per share...............................     $   1.35      $   2.46     $    (.52)
                                                          ===========   ===========   ===========
FULLY DILUTED
Average shares outstanding..............................  128,611,404   128,587,823   128,557,808
Dilutive stock options based on the treasury stock
  method using year-end market price, if higher than
  average market price..................................      195,752       258,897       172,182
                                                          -----------   -----------   -----------
                                                          128,807,156   128,846,720   128,729,990
                                                          ===========   ===========   ===========
Income (loss) from continuing operations................     $126,238      $ 51,669     $ (18,369)
Discontinued operations:
  Income from discontinued operations, net of income
     taxes..............................................       59,111       133,788        75,144
  Gain on sale of discontinued operations, net of income
     taxes..............................................                    131,702
Extraordinary loss on early retirement of debt, net of
  income taxes..........................................      (12,232)
Cumulative effect of changes in accounting principles:
  Postretirement benefits...............................                                 (133,376)
  Income taxes..........................................                                   10,000
                                                          -----------   -----------   -----------
Net income (loss).......................................     $173,117      $317,159     $ (66,601)
                                                          ===========   ===========   ===========
Earnings (loss) per share:
  Continuing operations.................................    $     .98     $     .40    $     (.14)
  Discontinued operations:
     Income from operations.............................          .46          1.04           .58
     Gain on sale.......................................                       1.02
  Extraordinary loss....................................         (.09)
  Cumulative effect of changes in accounting principles:
     Postretirement benefits............................                                    (1.04)
     Income taxes.......................................                                      .08

                                                          -----------   -----------   -----------
Earnings (loss) per share...............................     $   1.35      $   2.46      $   (.52)
                                                          ===========   ===========   ===========

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2
                            THE TIMES MIRROR COMPANY

                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
           (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE DATA)

                                                                          FOURTH QUARTER
                                                                         ENDED DECEMBER 31
                                                                    ---------------------------
                                                                       1994            1993
                                                                    -----------     -----------
PRIMARY
Average shares outstanding........................................  128,615,548     128,601,111
Dilutive stock options based on the treasury method using
  average market price............................................      135,684         207,975
                                                                    -----------     -----------
                                                                    128,751,232     128,809,086
                                                                    ===========     ===========
Income from continuing operations.................................     $ 46,853        $  4,363
Discontinued operations:
  Income from discontinued operations, net of income taxes........       18,102          25,741
  Gain on sale of discontinued operations, net of income taxes....                      131,702
Extraordinary loss on early retirement of debt, net of income
  taxes...........................................................      (12,232)
                                                                    -----------     -----------
Net income........................................................     $ 52,723        $161,806
                                                                    ===========     ===========
Earnings per share:
  Continuing operations...........................................    $     .36       $     .04
  Discontinued operations:
     Income from operations.......................................          .14             .20
     Gain on sale.................................................                         1.02
  Extraordinary loss..............................................         (.09)
                                                                    -----------     -----------
Earnings per share................................................    $     .41        $   1.26
                                                                    ===========     ===========
FULLY DILUTED
Average shares outstanding........................................  128,615,548     128,601,111
Dilutive stock options based on the treasury stock method using
  year-end market price, if higher than average market price......      135,684         313,384
                                                                    -----------     -----------
                                                                    128,751,232     128,914,495
                                                                    ===========     ===========
Income from continuing operations                                      $ 46,853        $  4,363
Discontinued operations:
  Income from discontinued operations, net of income taxes........       18,102          25,741
  Gain on sale of discontinued operations, net of income taxes....                      131,702
Extraordinary loss on early retirement of debt, net of income
  taxes...........................................................      (12,232)
                                                                    -----------     -----------
Net income........................................................     $ 52,723        $161,806
                                                                    ===========     ===========
Earnings per share:
  Continuing operations...........................................    $     .36       $     .04
  Discontinued operations:
     Income from operations.......................................          .14             .20
     Gain on sale.................................................                         1.02
  Extraordinary loss..............................................         (.09)
                                                                    -----------     -----------
Earnings per share................................................    $     .41        $   1.26
                                                                    ===========     ===========